1 investor.arrow.com First Quarter 2017 CFO Commentary As reflected in our earnings release, there are a number of items that impact the comparability of our results with those in the trailing quarter and prior quarter of last year. The discussion of our results may exclude these items to give you a better sense of our operating results. As always, the operating information we provide to you should be used as a complement to GAAP numbers. For a complete reconciliation between our GAAP and non-GAAP results, please refer to our earnings release and the earnings reconciliation found at the end of this document. The following reported and adjusted information included in this CFO commentary is unaudited and should be read in conjunction with the company’s Form 10-Q for the quarterly period ended April 1, 2017, and the Annual Report on form 10-K as filed with the Securities and Exchange Commission. First-quarter 2017 earnings per share of $1.26 grew 10% year over year; non- GAAP earnings per share of $1.46 grew 3% year over year.

First-Quarter 2017 CFO Commentary 2 investor.arrow.com First-Quarter Summary First-quarter results were toward the high end of our expectations. We delivered record first-quarter sales, gross profit, earnings per share, and non- GAAP earnings per share. First-quarter operating expenses were well- managed and aligned to our business mix. First-quarter global component sales grew 10% year over year. Global components achieved record first-quarter sales that exceeded our expectation. Our investments in sales and engineering resources, our digital platform, and stronger demand conditions for our sustainable technology solutions drove our growth. Asia sales grew 17% year over year. Americas sales grew 9% year over year. Europe again delivered sales growth up 10% year over year adjusted for changes in foreign currencies, the 16th straight quarter of adjusted year-over-year growth. Global components operating income increased 1% year over year and increased 2% year over year adjusted for acquisitions and changes in foreign currencies. First-quarter enterprise computing solutions sales declined 5% year over year and were in line with our expectations. Growth in software was offset by declines in hardware. We believe operating income is the best measure of our enterprise computing solutions business. First-quarter enterprise computing solutions operating income increased 4% year over year and increased 5% year over year adjusted for acquisitions and changes in foreign currencies. We delivered record first- quarter sales, gross profit, earnings per share and non-GAAP earnings per share.

First-Quarter 2017 CFO Commentary

Consolidated Overview

First Quarter 2017

P&L Highlights*	Q1 2017	Y/Y Change	Y/Y Change Adjusted for Acquisitions & Currency	Q/Q Change
Sales	$5,760	5%	6%	(11)%
Gross Profit Margin	13.2%	-50bps	-50bps	40bps
Operating Income	$192	6%	7%	(25)%
Operating Margin	3.3%	flat	flat	-70bps
Non-GAAP Operating Income	$220	2%	3%	(22)%
Non-GAAP Operating Margin	3.8%	-10bps	-10bps	-60bps
Net Income	$114	7%	9%	(31)%
Diluted EPS	$1.26	10%	12%	(31)%
Non-GAAP Net Income	$132	flat	2%	(27)%
Non-GAAP Diluted EPS	$1.46	3%	4%	(27)%

$ in millions, except per share data; may reflect rounding

- Consolidated sales were $5.76 billion
  - At the high end of our prior expectation of $5.375-$5.775 billion
- Consolidated gross profit margin was 13.2%
  - Decreased 50 basis points year over year due to business mix and a higher mix of Asia sales for global components
  - Increased 40 basis points quarter over quarter due principally to a greater mix of global components sales
- Operating income margin was 3.3% and non-GAAP operating income margin was 3.8%
  - Operating expenses as a percentage of sales were 9.6%, down 40 basis points year over year
  - Non-GAAP operating expenses as a percentage of sales were 9.4%, down 40 basis points year over year
  - The decline in operating expense as a percentage of sales reflects the operational efficiencies we achieved to align our costs to our business mix
- Interest and other expense, net was $38 million
  - Increased $2 million year over year due to higher debt balances and higher interest rates on floating-rate debt

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First-Quarter 2017 CFO Commentary 4 investor.arrow.com • Effective tax rate for the quarter was 25.4%, and non- GAAP effective tax rate was 26.7% – Effective tax rate was below our longer-term range of 27-29% due to discrete items and higher profits from lower tax jurisdictions • Diluted shares outstanding were 91 million – In line with our prior expectation • Diluted earnings per share were $1.26 – Toward the higher end of our prior expectation of $1.18-1.30 • Non-GAAP diluted earnings per share were $1.46 – Toward the higher end of our prior expectation of $1.37-1.49 A reconciliation of non-GAAP adjusted financial measures, including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted, to GAAP financial measures is presented in the reconciliation tables included herein.

First-Quarter 2017 CFO Commentary 5 investor.arrow.com Components Global • Sales increased 12% year over year adjusted for acquisitions and changes in foreign currencies – Increased 10% year over year as reported • Lead times are in line with historical norms • Backlog increased significantly year over year • Book-to-bill was 1.14, up from 1.07 in the first quarter of 2016 • Operating margin of 4.3% decreased 30 basis points year over year • Non-GAAP operating margin of 4.5% decreased 40 basis points year over year – The operating margin decline was principally attributable to business mix and a higher relative contribution from the Asia region • Return on working capital declined 380 basis points year over year due to investments in inventory to support growth, new supplier engagements and a successful deployment of part of our new ERP system in the Americas Global components posted record first- quarter sales. Non-GAAP Operating Income ($ in millions)

First-Quarter 2017 CFO Commentary 6 investor.arrow.com Components Americas • Sales increased 9% year over year – Strong growth in digital platform and sustainable technology solutions – Growth in core components distribution – Growth in the communications, lighting and transportation verticals year over year Americas components sales increased 9% year over year. Sales ($ in millions)

First-Quarter 2017 CFO Commentary 7 investor.arrow.com Components Europe • Sales increased 10% year over year adjusted for the impact of changes in foreign currencies – Sales increased 6% year over year as reported – Growth in the transportation and lighting verticals year over year Europe components sales increased 10% year over year adjusted for changes in foreign currencies. Sales ($ in millions)

First-Quarter 2017 CFO Commentary 8 investor.arrow.com Components Asia • Sales increased 17% year over year – Strong growth in the transportation vertical year over year Asia components sales increased 17% year over year. Sales ($ in millions)

First-Quarter 2017 CFO Commentary 9 investor.arrow.com Enterprise Computing Solutions Global • Sales decreased 5% year over year – Sales decreased 6% year over year adjusted for acquisitions and changes in foreign currencies • Operating margin of 4.8% increased 50 basis points year over year • Non-GAAP operating margin of 5.1% increased 50 basis points year over year • Return on working capital increased year over year for the 14th consecutive quarter Enterprise computing solutions posted record first-quarter operating income and operating margin. Non-GAAP Operating Income ($ in millions)

First-Quarter 2017 CFO Commentary 10 investor.arrow.com Enterprise Computing Solutions Americas • Sales decreased 5% year over year – Sales decreased 8% year over year adjusted for acquisitions and changes in foreign currencies – Growth in software lead by security and infrastructure including analytics – Hardware sales, including servers, networking and storage declined year over year – Operating income increased year over year ECS Americas posted record first-quarter operating income. Sales ($ in millions)

First-Quarter 2017 CFO Commentary 11 investor.arrow.com Enterprise Computing Solutions Europe • Sales were flat year over year adjusted for the impact of acquisitions and changes in foreign currencies – Sales decreased 7% year over year as reported – Growth in security software adjusted for acquisitions and changes in foreign currencies – Growth in storage adjusted for acquisitions and changes in foreign currencies – Operating income increased year over year adjusted for acquisitions and changes in foreign currencies ECS Europe operating income increased year over year adjusted for acquisitions and changes in foreign currencies. Sales ($ in millions)

First-Quarter 2017 CFO Commentary 12 investor.arrow.com Cash Flow from Operations Cash flow from operating activities was negative $21 million in the quarter. Working Capital Working capital to sales was 17.2% in the quarter, up 230 basis points year over year. Return on working capital was 22.3% in the quarter, down 230 basis points year over year. Return on Invested Capital Return on invested capital was 9.2% in the quarter, ahead of our weighted average cost of capital. Share Buyback We repurchased approximately 0.8 million shares of our stock for $56 million. Total cash returned to shareholders over the last 12 months of approximately $254 million. Debt and Liquidity Net-debt-to-last-12-months EBITDA ratio is approximately 2.2x. Total liquidity of $2.7 billion when including cash of $522 million. We repurchased approximately $56 million of our stock in the first quarter.

First-Quarter 2017 CFO Commentary 13 investor.arrow.com Arrow Electronics Outlook Guidance We are expecting the average USD-to-Euro exchange rate for the second quarter of 2017 to be $1.07 to €1 compared to $1.13 to €1 in the second quarter of 2016. Assuming exchange rates remain unchanged for the remainder of the quarter, we expect changes in foreign currencies will negatively impact year-over-year sales growth by approximately $110 million, and year-over-year earnings per share growth by $.05. Second-Quarter 2017 Guidance Consolidated Sales $5.975 billion to $6.375 billion Global Components $4.05 billion to $4.25 billion Global ECS $1.925 billion to $2.125 billion Diluted Earnings Per Share $1.50 to 1.62 Non-GAAP Diluted Earnings Per Share $1.70 to 1.82 * Assumes average diluted shares outstanding of 90 million and an average tax rate toward the higher end of our longer term range of 27 to 29%.

First-Quarter 2017 CFO Commentary 14 investor.arrow.com Risk Factors The discussion of the company’s business and operations should be read together with the risk factors contained in Item 1A of its 2016 Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which describe various risks and uncertainties to which the company is or may become subject. If any of the described events occur, the company’s business, results of operations, financial condition, liquidity, or access to the capital markets could be materially adversely affected. Information Relating to Forward-Looking Statements This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, company’s implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as ―expects,‖ ―anticipates,‖ ―intends,‖ ―plans,‖ ―may,‖ ―will,‖ ―believes,‖ ―seeks,‖ ―estimates,‖ and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements. For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended December 31, 2016.

First-Quarter 2017 CFO Commentary 15 investor.arrow.com In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (―GAAP‖), the company also provides certain non- GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share. The company provides sales, income, or expense on a non-GAAP basis adjusted for the impact of changes in foreign currencies and the impact of acquisitions by adjusting the company’s operating results for businesses acquired, including the amortization expense related to acquired intangible assets, as if the acquisitions had occurred at the beginning of the earliest period presented (referred to as ―impact of acquisitions‖). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted to exclude identifiable intangible amortization, restructuring, integration, and other charges, and certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations. These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives and acquisitions (including intangible assets amortization expense). A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables herein. The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, operating income, net income attributable to shareholders and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP. Certain Non-GAAP Financial Information The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance.

First-Quarter 2017 CFO Commentary

Earnings Reconciliation

($ in thousands, except per share data)

Three months ended April 1, 2017	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Non-GAAP measure
Operating income	$ 191,722	$ 12,900	$ 15,505	$ 220,127
Income before income taxes	154,574	12,900	15,505	182,979
Provision for income taxes	39,224	4,561	4,997	48,782
Consolidated net income	115,350	8,339	10,508	134,197
Noncontrolling interests	1,582	251	—	1,833
Net income attributable to shareholders	$ 113,768	$ 8,088	$ 10,508	$ 132,364
Net income per diluted share	1.26	0.09	0.12	1.46
Effective tax rate	25.4%			26.7%

Three months ended April 2, 2016	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Non-GAAP measure
Operating income	$ 181,364	12,913	20,788	215,065
Income before income taxes	147,645	12,913	20,788	181,346
Provision for income taxes	41,053	2,279	5,434	48,766
Consolidated net income	106,592	10,634	15,354	132,580
Noncontrolling interests	357	—	—	357
Net income attributable to shareholders	$ 106,235	10,634	15,354	132,223
Net income per diluted share	1.14	0.11	0.17	1.43
Effective tax rate	27.8%			26.9%

Three months ended December 31, 2016	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Non-GAAP measure
Operating income	$ 254,899	13,634	12,441	280,974
Income before income taxes	218,191	13,634	12,441	244,266
Provision for income taxes	53,233	4,870	3,733	61,836
Consolidated net income	164,958	8,764	8,708	182,430
Noncontrolling interests	440	336	—	776
Net income attributable to shareholders	$ 164,518	8,428	8,708	181,654
Net income per diluted share	1.81	0.09	0.10	2.00
Effective tax rate	24.4%			25.3%

*The sum of the components for diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.

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16

Five Years Out